June 4, 1998

Securities and Exchange Commission
Judiciary Plaza
450 5th Street, N. W.
Washington D.C.  20549


RE: Motorola, Inc. - Post Effective Amendment No. 1 - Registration Statement #333-11433 on Form S-3

Dear Sir or Madam:

Pursuant to Rule 470 under the Securities Act of 1933 ("Act"), a copy of Post-Effective Amendment No. 1 to Registration Statement No. 333-11433 on Form S-3 ("Amendment") is being transmitted for filing.

I hereby request pursuant to Rule 461 of the Act that the Amendment be made effective as soon as is practicable.

If you have any questions regarding the transmitted document, please feel free to contact either Carol Forsyte at 847/576-7646 or me at 847/576-7419.

Very truly yours,



Carol B. Kriekard
Of Counsel

cc: Carol Forsyte






                                       Registration Statement No. 333-11433

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.   20549
                              ________________
                               Post-Effective
                              Amendment No. 1
                                     To
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   under
                         THE SECURITIES ACT OF 1933
                              ________________
                               MOTOROLA, INC.
            (Exact name of registrant as specified in its charter)

          Delaware                                             38-1115800
     (State or other jurisdiction of   (I.R.S. Employer Identification No.)
Incorporation or organization)

             1303 East Algonquin Road, Schaumburg, Illinois 60196
                               (847) 576-5000
              (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)
                             ___________________

                              Carl F. Koenemann
              Executive Vice President and Chief Financial Officer
                          1303 East Algonquin Road
                        Schaumburg, Illinois  60196
                              (847) 576-5000
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 Copies to:

                               Carol Forsyte
                          Senior Corporate Counsel
                          1303 East Algonquin Road
                         Schaumburg, Illinois  60196
                               (847) 576-5000
                                ____________


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The Registrant hereby amends this Registration Statement to remove from registration any of the shares of Common Stock, $3 par value, of Motorola, Inc. which remain unsold as of the date of the Post-Effective Amendment.

                     Motorola, Inc.

                     By:
                     Carl F. Koenemann
                     Executive Vice President and Chief Financial Officer and its Agent for Service


Dated: May 28, 1998